EXHIBIT 21.1

Subsidiaries of the Registrant as of December 31, 2018	Jurisdiction of Incorporation

Fluent China Holdings Limited	Barbados

ANSYS Belgium S.A.	Belgium

ANSYS Canada Limited	Canada

2011767 Ontario Inc.	Canada

3DSim LLC	Delaware

ANSYS France SAS	France

Esterel Technologies SAS	France

Genesis SAS	France

OPTIS Europe SAS	France

OPTIS SAS	France

ANSYS Germany GmbH	Germany

ANSYS medini Technologies AG	Germany

CEI GmbH	Germany

OPTIS GmbH	Germany

ANSYS Hong Kong Ltd.	Hong Kong

OPTIS Hong Kong Limited	Hong Kong

ANSYS Software Private Limited	India

ANSYS Software Ltd.	Israel

ANSYS Italia, S.r.l.	Italy

ANSYS Japan K.K.	Japan

CEI Software Co., Ltd.	Japan

OPTIS Japan K.K.	Japan

ANSYS Luxembourg Holding Company S.à.r.l.	Luxembourg

ANSYS Luxembourg S.à.r.l.	Luxembourg

OPTIS North America Inc.	Michigan

Computational Engineering, Inc.	North Carolina

Fluent Software (Shanghai) Co., Limited	People's Republic of China

ANSYS-Fluent (Shanghai) Engineering Software Trading Co., Ltd.	People's Republic of China

Apache Science and Technology (Shanghai) Co. Ltd.	People's Republic of China

Apache Design Solutions, Inc.	People's Republic of China

OPTIS CN Limited	People's Republic of China

ANSYS OOO	Russia

ANSYS Singapore Pte. Ltd.	Singapore

ANSYS Korea LLC	South Korea

OPTIS Korea Co., Ltd	South Korea

ANSYS Iberia S.L.	Spain

ANSYS Sweden AB	Sweden

ANSYS Switzerland GmbH	Switzerland

OPTIS World SA	Switzerland

Taiwan ANSYS Technologies Co.	Taiwan

ANSYS UK Limited	United Kingdom

OPTIS Northern Europe Limited	United Kingdom

OPTIS Pristine Limited	United Kingdom